EXHIBIT 4.1

                           Specimen Stock Certificate

             Consists of Advanced Knowledge, Inc. Stock Certificate
                previously filed with the Commission which bears
                              an insert that reads:
                      NAME CHANGED TO SPORTING MAGIC, INC.

                 Specimen Facsimile will be filed with original

--------------------------------------------------------------------------------
NUMBER                            CORPORATE LOGO                          SHARES
AK1257                                 HERE                               10000

                      NAME CHANGED TO SPORTING MAGIC, INC.
                            ADVANCED KNOWLEDGE, INC.

              Incorporated Under the Laws of the State of Delaware

                                             See Reverse for Certain Definitions

                                                               CUSIP 84916X 10 4

This Certifies that -      BERNARD YOUNG & REBECCA YOUNG TR UA-
                           DTD FEB 02 92 THE YOUNG FAMIY TRUST -


is the record holder of             -TEN THOUSAND-

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK PAR VALUE $001 PER SHARE OF

Advanced Knowledge, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:   SEP 22 2000

/s/ L. Stephen Albright           CORPORATE SEAL             /s/ Buddy Young
Secretary                              HERE                  President and Chief
                                                             Executive Officer



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